Exhibit 3.81

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:50 AM 10/16/2012
FILED 11:37 AM 10/16/2012
SRV 121132784 - 5218369 FILE

CERTIFICATE OF INCORPORATION

OF

ASP MD HOLDINGS, INC.

THE UNDERSIGNED, being a natural person for the purpose of organizing a corporation under the Delaware General Corporation Law (the “DGCL”), hereby certifies that:

FIRST:           The name of the corporation is ASP MD Holdings, Inc. (the “Corporation”).

SECOND:      The address of the Corporation’s registered office in the State of Delaware is 271 I Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD:         The purpose of the Corporation is to engage in any and all lawful acts or activities for which corporations may be organized under the DGCL, as from time to time amended.

FOURTH:     The total number of shares of capital stock that the Corporation shall have authority to issue is 1,000,000 shares of common stock, par value $0.001 per share.

FIFTH:          The name and mailing address of the incorporator of the Corporation are Eric L. Schondorf, c/o American Securities LLC, 299 Park Avenue, 34th Floor, New York, NY 10171.

SIXTH:          In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in this Certificate of Incorporation, bylaws of the Corporation may be adopted, amended or repealed by a majority of the Board of Directors of the Corporation (the “Board of Directors”), but any bylaws adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

SEVENTH:   In addition to the powers and authority herein before or by statute expressly conferred upon them, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Certificate of Incorporation and the bylaws of the Corporation.

EIGHTH:      The number of directors of the Corporation shall be fixed from time to time by the bylaws or amendment thereof adopted by the Board of Directors.

NINTH:         (a) A director of the Corporation shall not be personally liable either to the Corporation or to any stockholder thereof for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions that are not in good faith or that involve intentional misconduct or knowing violation of the law, (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the DGCL or any amendment thereto or successor provision thereto or (iv) for any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this paragraph (a) nor the adoption of any provision of this Certificate of Incorporation inconsistent with this paragraph (a) shall eliminate or reduce the effect of this paragraph (a) in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph (a) of this Article Ninth, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Corporation may adopt bylaws or enter into agreements with any such person for the purpose of providing for such indemnification.

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2

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Incorporation on this 16th day of October, 2012.

By:	/s/ Eric L. Schondorf
Name:	Eric L. Schondorf
Title:	Sole Incorporator

[CERTIFICATE OF INCORPORATION OF ASP MD HOLDINGS, INC.]

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:32 PM 12/17/2012
FILED 10:32 PM 12/17/2012
SRV 121353766 - 5218369 FILE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ASP MD HOLDINGS, INC.

ASP MD Holdings, Inc. (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies that:

1.             The Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on October 16, 2012.

2.             This Amended and Restated Certificate of Incorporation of the Corporation, which restates and integrates and also further amends the provisions of the Corporation’s Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL and by the written consent of its stockholder in accordance with Section 228 of the DGCL.

3.             The Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

FIRST:                   The name of the corporation is ASP MD Holdings, Inc. (the “Corporation”).

SECOND:              The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD:                 The purpose of the Corporation is to engage in any and all lawful acts or activities for which corporations may be organized under the DGCL, as from time to time amended.

FOURTH:             The total number of shares of capital stock that the Corporation shall have authority to issue is 50,000,000 shares of common stock, par value $0.001 per share.

FIFTH:                  In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in this Certificate of Incorporation, bylaws of the Corporation may be adopted, amended or repealed by a majority of the Board of Directors of the Corporation (the “Board of Directors”), but any bylaws adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

SIXTH:                  In addition to the powers and authority herein before or by statute expressly conferred upon them, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Certificate of Incorporation and the bylaws of the Corporation.

SEVENTH:           The number of directors of the Corporation shall be fixed from time to time by the bylaws or amendment thereof adopted by the Board of Directors.

EIGHTH:              (a) A director of the Corporation shall not be personally liable either to the Corporation or to any stockholder thereof for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions that are not in good faith or that involve intentional misconduct or knowing violation of the law, (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the DGCL or any amendment thereto or successor provision thereto or (iv) for any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this paragraph (a) nor the adoption of any provision of this Certificate of Incorporation inconsistent with this paragraph (a) shall eliminate or reduce the effect of this paragraph (a) in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph (a) of this Article Eighth, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Corporation may adopt bylaws or enter into agreements with any such person for the purpose of providing for such indemnification.

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2

IN WITNESS WHEREOF, the undersigned has duly executed this Amended and Restated Certificate of Incorporation on this 17th day of December, 2012.

By:	/s/ Eric L. Schondorf
Name:	Eric L. Schondorf
Title:	Secretary and Vice President

[AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ASP MD HOLDINGS, INC.]

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:47 PM 08/04/2014
FILED 03:47 PM 08/04/2014
SRV 141032060 - 5218369 FILE

CERTIFICATE OF MERGER

OF

METALDYNE MERGER SUB, INC.

WITH AND INTO

ASP MD HOLDINGS, INC.

Under Section 251 of the General Corporation Law

of the State of Delaware

August 4, 2014

Pursuant to Section 251(c) of the General Corporation Law of the State of Delaware (the “DGCL”), ASP MD Holdings, Inc., a Delaware corporation (the “Company”), in connection with the merger of Metaldyne Merger Sub, Inc., a Delaware corporation (the “Merger Sub”), with and into the Company (the “Merger”), hereby certifies as follows:

FIRST: The names and states of incorporation of the constituent corporations to the Merger (the “Constituent Corporations”) are:

Name	State of Incorporation
ASP MD Holdings, Inc.	Delaware
Metaldyne Merger Sub, Inc.	Delaware

SECOND: An Agreement and Plan of Merger, dated as of July 31, 2014, (as may be amended, modified or supplemented from time to time, the “Merger Agreement”), by and among Metaldyne Performance Group Inc., a Delaware corporation, Grede Merger Sub, LLC, a Delaware limited liability company, the Merger Sub, HHI Merger Sub, Inc., a Delaware corporation, ASP Grede Intermediate Holdings LLC, a Delaware limited liability company, the Company, ASP HHI Holdings, Inc., a Delaware corporation, and solely for purposes of Section 7.03 of the Merger Agreement, ASP Grede Holdings LLC, a Delaware limited liability company, has been approved, adopted, executed and acknowledged by each of the Constituent Corporations in accordance with Sections 228 and 251 of the DGCL.

THIRD: The Company shall be the surviving corporation of the Merger. The name of the surviving corporation is “ASP MD Holdings, Inc.” (the “Surviving Corporation”).

FOURTH: The Certificate of Incorporation of the Surviving Corporation in effect immediately prior to the Merger shall be amended and restated to read as set forth on Annex A hereto, and, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation.

FIFTH: The Merger shall become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

SIXTH: An executed copy of the Merger Agreement is on file at the office of the Surviving Corporation do American Securities LLC, at 299 Park Avenue, 34th Floor, New York, NY 10171. A copy of the Merger Agreement shall be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the Constituent Corporations.

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IN WITNESS WHEREOF, this Certificate of Merger has been executed as of the date first written above.

ASP MD HOLDINGS, INC.

By:	/s/ Eric L. Schondorf
Name: Eric L. Schondorf
Title: Vice President and Secretary

[SIGNATURE PAGE TO CERTIFICATE OF MERGER]

Annex A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ASP MD HOLDINGS, INC.

FIRST:                                The name of the corporation is ASP MD Holdings, Inc. (the “Corporation”).

SECOND:                 The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD:                           The purpose of the Corporation is to engage in any and all lawful acts or activities for which corporations may be organized under the DGCL, as from time to time amended.

FOURTH:                The total number of shares of capital stock that the Corporation shall have authority to issue is 10,000 shares of common stock, par value $0.001 per share.

FIFTH:                               The name and mailing address of the incorporator of the Corporation are Eric L. Schondorf, c/o American Securities LLC, 299 Park Avenue, 34th Floor, New York, NY 10171.

SIXTH:                             In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in this Certificate of Incorporation, bylaws of the Corporation may be adopted, amended or repealed by a majority of the Board of Directors of the Corporation (the “Board of Directors”), but any bylaws adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

SEVENTH:         In addition to the powers and authority herein before or by statute expressly conferred upon them, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Certificate of Incorporation and the bylaws of the Corporation.

EIGHTH:                  The number of directors of the Corporation shall be fixed from time to time by the bylaws or amendment thereof adopted by the Board of Directors.

NINTH:                           (a) A director of the Corporation shall not be personally liable either to the Corporation or to any stockholder thereof for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions that are not in good faith or that involve intentional misconduct or knowing violation of the law, (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the DGCL or any amendment thereto or successor provision thereto or (iv) for any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this paragraph (a) nor the adoption of any provision of this Certificate of Incorporation inconsistent with this paragraph (a) shall eliminate or reduce the effect of this paragraph (a) in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph (a) of this Article Ninth, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Corporation may adopt bylaws or enter into agreements with any such person for the purpose of providing for such indemnification.

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:44 PM 09/23/2014
FILED 03:44 PM 09/23/2014
SRV 141209855 - 5218369 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND/OR REGISTERED OFFICE

The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.                                      The name of the corporation is ASP MD HOLDINGS, INC.

2.                                      The Registered Office of the corporation in the State of Delaware is changed to Corporation Trust Center 1209 Orange (street), in the City of Wilmington County of New Castle Zip Code 19801. The name of the Registered Agent at such address upon whom process against this Corporation may be served is THE CORPORATION TRUST COMPANY.

3.                                      The foregoing change to the registered office/agent was adopted by a resolution of the Board of Directors of the corporation,

By:	/s/ Liela Morad
Authorized Officer

Name:	Liela Morad
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